UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2017

Oracle Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35992	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2017, at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Oracle Corporation (“Oracle”), Oracle’s stockholders approved the amendment and restatement of the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan (the “2000 Equity Plan”) to (1) increase the number of shares of common stock reserved for issuance under the 2000 Equity Plan by 330,000,000 shares, (2) clarify or revise certain other provisions of the 2000 Equity Plan, and (3) approve the material terms of the performance goals under which certain performance-based awards can be granted in accordance with Section 162(m) of the Internal Revenue Code, including the addition of new performance criteria. Oracle’s Board of Directors (the “Board”) approved the amendment and restatement of the 2000 Equity Plan, subject to stockholder approval, on August 1, 2017.

The foregoing description of the 2000 Equity Plan is qualified in its entirety by reference to the 2000 Equity Plan, which is filed as Exhibit 10.04 to this report. A more complete description of the terms of the 2000 Equity Plan can be found in “Proposal No. 4—Approval of the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan” on pages 58 to 65 of Oracle’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 28, 2017 (the “2017 Proxy Statement”), which description is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

Below is a brief description of each matter submitted to a vote at the Annual Meeting, as well as the number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter. For more information about these proposals, please refer to the 2017 Proxy Statement.

Proposal No. 1: Election of Directors

The stockholders elected each of the following persons as a director to hold office until the 2018 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation or removal.

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey S. Berg	3,210,128,657	275,347,686	361,506,555
Michael J. Boskin	2,327,570,543	1,157,905,799	361,506,555
Safra A. Catz	3,323,424,984	162,051,358	361,506,555
Bruce R. Chizen	2,480,655,517	1,004,820,826	361,506,555
George H. Conrades	3,010,171,097	475,305,245	361,506,555
Lawrence J. Ellison	3,276,826,563	208,649,780	361,506,555
Hector Garcia-Molina	3,337,740,792	147,735,550	361,506,555
Jeffrey O. Henley	3,275,484,712	209,991,631	361,506,555
Mark V. Hurd	3,325,193,864	160,282,478	361,506,555
Renée J. James	2,981,271,796	504,204,546	361,506,555
Leon E. Panetta	3,328,341,089	157,135,253	361,506,555
Naomi O. Seligman	2,997,579,750	487,896,593	361,506,555

Proposal No. 2: Advisory Vote to Approve the Compensation of Oracle’s Named Executive Officers

The stockholders cast an advisory vote to approve the compensation of Oracle’s named executive officers (“NEOs”) as follows: 1,658,162,422 shares in favor, 1,750,577,592 shares against, 76,736,329 shares abstaining and 361,506,556 broker non-votes.

Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Oracle’s NEOs

The stockholders cast an advisory vote on the frequency of future votes on the compensation of Oracle’s NEOs as follows: 3,442,871,855 shares for 1 Year, 4,470,352 shares for 2 Years, 34,539,071 shares for 3 Years, 3,595,064 shares abstaining and 361,506,556 broker non-votes. Consistent with the results of the vote and the Board’s recommendation, the Board has determined that Oracle will hold an advisory vote on the compensation of Oracle’s NEOs every year until the next required advisory vote on the frequency of such votes.

Proposal No. 4: Approval of the Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan

The stockholders approved the 2000 Equity Plan with 3,194,305,383 shares in favor, 286,195,561 shares against, 4,975,398 shares abstaining and 361,506,556 broker non-votes.

Proposal No. 5: Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Ernst & Young LLP as Oracle’s independent registered public accounting firm for the fiscal year ending May 31, 2018, with 3,805,071,953 shares in favor, 38,449,077 shares against and 3,461,868 shares abstaining.

Proposal No. 6: Stockholder Proposal Regarding Political Contributions Report

The stockholders defeated a stockholder proposal requesting that Oracle provide a semiannual political contributions report, with 758,751,405 shares in favor, 2,710,906,774 shares against, 15,818,163 shares abstaining and 361,506,555 broker non-votes.

Proposal No. 7: Stockholder Proposal Regarding Pay Equity Report

The stockholders defeated a stockholder proposal requesting that Oracle prepare a gender pay equity report, with 1,305,291,235 shares in favor, 2,064,656,623 shares against, 115,528,485 shares abstaining and 361,506,555 broker non-votes.

Proposal No. 8: Stockholder Proposal Regarding Proxy Access Reform

The stockholders defeated a stockholder proposal requesting that the Board amend its proxy access bylaws, with 782,745,802 shares in favor, 2,694,822,126 shares against, 7,908,414 shares abstaining and 361,506,555 broker non-votes.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.04	Oracle Corporation Amended and Restated 2000 Long-Term Equity Incentive Plan, as approved on November 15, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Dated: November 17, 2017	By:	/s/ Dorian Daley
		Name:	Dorian Daley
		Title:	Executive Vice President, General Counsel and Secretary